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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-XXXXX) filed on March 8 under the Securities Act of 1933 and related Prospectus for registering shares pertaining to the 1997 Performance Award Plan of U.S. Rentals, Inc. (assumed by the Registrant in connection with the merger between the Registrant and U.S. Rentals) and to the inclusion herein or the incorporation by reference herein of our report dated February 17, 1999, except for Note 17, as to Which the date is February 26, 1999, with respect to the consolidated financial statements of United Rentals, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998; and our report dated January 23, 1998, with respect to the financial statements of Mission Valley Rentals, Inc. included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc. included in the Company's Current Report on Form 8-K/A dated July 31, 1998 and in the Company's current Report on Form 8-K dated December 24, 1998 filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP



MetroPark, New Jersey
March 8, 1999